23.1 (3)          Consent of Stewart H. Benjamin, CPA, Independent Auditor



                               STEWART H. BENJAMIN
                       CERTIFIED PUBLIC ACCOUNTANT, P. C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803
                            TELEPHONE: (516) 933-9781
                            FACSIMILE: (516) 827-1203



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To:  Fonecash, Inc.


            We hereby consent to the use in the Registration Statement on Form SB-2 of my report dated August 7, 2001, relating to the audited financial statements of Fonecash, Inc. and any reference to me under the caption "Experts" in the Registration Statement.


/s/ Stewart H. Benjamin, CPA
----------------------------------
Stewart H. Benjamin, CPA,
Certified Public Accountant

December 17, 2001